ANALEX CORPORATION
           EMPLOYEE STOCK APPRECIATION RIGHT AGREEMENT

      This  EMPLOYEE  STOCK  APPRECIATION  RIGHT  AGREEMENT  (the
"Agreement") is made as of _________, 20__ (the "Date of  Grant")
between   ANALEX   CORPORATION,  a  Delaware   corporation   (the
"Company") and __________ (the "Participant").

                     Background Information

      A. The Board of Directors of the Company (the "Board") previously adopted the Analex Corporation 2006 Long-Term Incentive Plan (the "Plan"). Section 8 of the Plan provides that the Compensation Committee of the Board (the "Committee") shall have the discretion and right to grant stock appreciation rights to any Eligible Person, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.

      B. The Committee has determined that it is in the best interests of the Company to grant a stock appreciation right to the Participant.

       C.     The   Participant  desires  to  accept  the   stock
appreciation right and agrees to be bound by the terms and conditions of the Plan and this Agreement.

      D. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

                            Agreement

     1. Grant of Stock Appreciation Right. Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to the Participant a stock appreciation right covering ______ Shares (the "SAR"), effective as of the Date of Grant.

     2.    Exercise  Price.   The exercise price  of  the  Shares
covered  by  the  SAR  shall be $_____ per share  (the  "Exercise
Price").

     3. Settlement of SAR. Upon exercise of all or a specified portion of the SAR, the Participant shall be entitled to receive from the Company Shares with an aggregate Fair Market Value on the date of exercise of the SAR equal to the amount determined by multiplying:

          (a) 100 percent of the amount (if any) by which the Fair Market Value of a Share on the date of exercise of the SAR exceeds the Exercise Price, by

          (b) the number of Shares with respect to which the SAR shall have been exercised.

     4. Vesting and Term of SAR. Except as may be otherwise provided in the Plan and this Agreement, the SAR shall vest in accordance with the following schedule: [insert vesting schedule].
      The SAR shall be exercisable during its term only to the extent it has vested in accordance with this Section 4. The term of the SAR commences on the Date of Grant and expires upon the earliest of the following:

          (a)  the tenth (10th) anniversary of the Date of Grant;

          (b) the first (1st) anniversary of the death of the Participant;

          (c) the first (1st) anniversary of the termination of the Participant's employment due to Disability;

          (d) ninety (90) days after the termination of the Participant's employment by reason of normal retirement under the Company's retirement policies; or

           (e)   thirty  (30) days after the termination  of  the
Participant's  employment  for  any  reason  other  than   death,
Disability or retirement.

     Notwithstanding any provisions set forth in the Plan or this Agreement, if the Participant (i) commits any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary,
(ii) breaches any covenant not to compete or employment agreement with the Company, or (iii) willfully and continuously fails to perform substantially his duties with the Company (other than any failure due to the Participant's death or Disability), any unexercised portion of the SAR shall expire immediately upon the earlier of the occurrence of such event or the last day the Participant is employed by the Company. No act or failure to act shall be deemed willful unless the Participant acts or fails to act not in good faith and without reasonable belief that his action or failure is in the best interest of the Company.

     5. Exercise of SAR. The SAR is exercisable by delivery of a written exercise notice, at such location and in such form as the Company shall designate, which shall state the election to exercise the SAR, the number of Shares in respect of which the SAR is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. This SAR shall be deemed to be exercised upon receipt by the Company of such exercise notice. No Shares shall be issued pursuant to the exercise of this SAR unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the exercised Shares shall be considered transferred to the Participant on the date the SAR is exercised with respect to such exercised Shares. Prior to the exercise of this SAR and delivery of the resulting Shares, the Participant shall not have any rights of a stockholder with respect to this SAR or the Shares subject to this SAR.

      6.    Non-Transferability  of SAR.   The  SAR  may  not  be
transferred in any manner otherwise than by will or by the laws of descent or distribution, except as otherwise permitted by the Committee in accordance with the terms of the Plan.

      7. Change of Control. In the event of a Change of Control, any portion of the SAR that is not yet vested and exercisable, shall become fully vested and exercisable on the date immediately prior to the consummation of such Change of Control or such other date prior to such Change of Control as determined by the Board; provided, however that such accelerated vesting and exercisability shall be subject to such additional terms, conditions, requirements or restrictions as the Board may determine in its sole discretion, except, however, that the Board shall not impose any such additional terms, conditions, requirements or restrictions if the Board determines that Participant will be terminated from his current position as a result  of  or  in connection with such Change of Control.  If  a
Change of Control occurs, the Committee in its discretion may take one or more of the following actions: (a) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise of the SAR had the SAR been exercised or paid upon the Change of Control, (b) adjust the terms of the SAR in a manner determined by the Committee to reflect the Change of Control, (c) cause the SAR to be assumed, or new rights substituted therefor, by another entity, (d) make such other provision as the Committee may consider equitable to the Participant and in the best interests of the Company, or (e) designate a date when the outstanding SAR, if not exercised, shall terminate; provided however, that such a date shall not be so designated unless the Committee provides at least thirty (30) days advance written notice of the date of termination to the Participant. In any such event, all other provisions, terms and conditions of the Plan and this Agreement shall remain in full force and effect and the Committee is expressly authorized to take the action described in the preceding sentence and to amend the Plan or take such other actions as may be necessary, appropriate or incidental to the actions described above.

      8. Tax Withholding. At such time as the Participant exercises the SAR, the Participant must satisfy the federal, state, and local income and employment withholding taxes imposed by reason of the exercise of the SAR. The Participant shall make an election with respect to the method of satisfaction of such tax withholding obligation in accordance with procedures established by the Committee. Unless the Participant delivers to the Company within ten (10) days after exercise of the SAR a certified check payable in the amount of all tax withholding obligations imposed on the Participant and the Company by reason of the exercise of the SAR, the number of Shares to be delivered to the Participant upon exercise of the SAR shall be reduced by the smallest number of Shares which, when multiplied by the Fair Market Value of a Share on the date of exercise, is sufficient to satisfy the amount of such tax withholding obligations.

      9. No Effect on Employment. Nothing in the Plan or this Agreement shall confer upon the Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Participant regardless of the effect of such termination of employment on the rights of the Participant under the Plan or this Agreement.
      10. Rights Prior to Issuance of Certificates. Neither the Participant nor any person to whom the Participant's rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any Shares issuable upon exercise of the SAR until the date of issuance to the Participant or such other person of a certificate for such Shares.

      11. Governing Law and Severability. This Agreement shall be construed and enforced in accordance with the laws of the
State of Delaware. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

      12. Successors. This Agreement shall inure to the benefit of, and be binding upon, the Company and the Participant and their heirs, legal representatives, successors and permitted assigns.

     13. Entire Agreement. Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

     14.   Headings.    Section  headings  used  herein  are  for
convenience of reference only and shall not be considered in construing this Agreement.

    15. Additional Acknowledgements. By their signatures below, the Participant and the Company agree that the SAR is granted under and governed by the terms and conditions of the Plan and this Agreement. The Participant has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee made in accordance with the terms of the Plan and this Agreement upon any questions relating to the Plan and this Agreement.

     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the Date of Grant set forth above.

                                  ANALEX CORPORATION


                                   By:


                                  PARTICIPANT:




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